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                                                                    EXHIBIT 1.1




                                4,500,000 Shares

                             HEALTHCARE REALTY TRUST
                                  INCORPORATED

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                              February 11, 1997



DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
EQUITABLE SECURITIES CORPORATION
LEHMAN BROTHERS INC.
SMITH BARNEY INC.
    As representatives of the several underwriters
    named in Schedule I hereto
c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    277 Park Avenue
    New York, New York  10172

Dear Sirs:

     HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (the "Company"), proposes to issue and sell 4,500,000 shares of its common stock, $.01 par value (the "Firm Shares"), to the several underwriters named in
Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters not more than 675,000 additional shares of its common stock, $.01 par value (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 33-97888) including a prospectus, relating to (i) shares of common stock of the


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Company, par value $.01 per share ("Common Stock"), (ii) warrants to purchase
Common Stock, (iii) shares of preferred stock of the Company, par value $.01 per share, and (iv) debt securities of the Company (collectively, the "Shelf Securities") to be issued from time to time by the Company. The registration statement as amended at the date of this Agreement is hereinafter referred to as the Registration Statement; and the related prospectus covering the Shelf Securities in the form contained in the Registration Statement at the time it was declared effective by the Commission is hereinafter referred to as the Basic Prospectus. The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the offering of the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the Prospectus and the Prospectus as supplemented by the cover for use in Canada in connection with any sales of Shares in Canada is hereinafter referred to as the Canadian Offering Memorandum. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary prospectus (a "preliminary prospectus") filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $27.25 (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 675,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase any Additional Shares by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. You shall give such notice on behalf of the Underwriters and the notice shall specify the aggregate number of Additional Shares to be purchased and the date for payment and delivery thereof. The date specified in the notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional


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Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     The Company hereby agrees, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees not to register, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or warrants to purchase such Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of this Agreement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options or issue restricted stock pursuant to the Company's 1993 Employee Stock Incentive Plan or 1995 Restricted Stock Plan for Non-Employee Directors or any implementation thereof, in the form in which each such plan exists on the date hereof, (ii) the Company may issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a convertible security outstanding on the date hereof, (iii) the Company may register or issue shares of Common Stock pursuant to the Company's Dividend Reinvestment Plan or Employee Stock Purchase Plan and (iv) the Company may redeem shares of its Common Stock held by any stockholder or stockholders of the Company, as provided by its Articles of Incorporation, in order to maintain its qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on February 14, 1997 (the "Closing Date") at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the exercise notice given by you pursuant to Section 2 (the "Option Closing Date"). The Option Closing Date and the location of delivery of and the form of payment for the Additional Shares may be varied by agreement between you and the Company.

     Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business



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day next preceding the Closing Date or the Option Closing Date, as the case may
be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the account designated in writing by the Company at least one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The form of payment may be varied by agreement between you and the Company.

     5. Agreements of the Company. The Company agrees with you:

          (a) To file the Prospectus in a form approved by you within the applicable time period prescribed for such filing by Rule 424 under the Act.

          (b) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period specified in paragraph (f) below.

          (c) During the period specified in paragraph (f) below, to advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and
     (iv) of the happening of any event during the period referred to in paragraph (f) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (d) To furnish to you, without charge, six signed photocopies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated by reference therein and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits and documents incorporated by reference therein, as you may reasonably request.

          (e) During the period specified in paragraph (f) below, not to file any amendment or supplement to the Registration Statement, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object in writing; and to prepare and file with the Commission, promptly


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     upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

          (f) From time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sale of the Shares by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (g) If during the period specified in paragraph (f) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          (h) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities, Blue Sky laws and real estate syndication laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in suits, other than as to matters and transactions related to the offer and sale of the Shares, in any jurisdiction where it is not now so subject.

          (i) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the date of the Prospectus (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (j) During the period of five years after the date of this Agreement,
     (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries, if any, on a consolidated basis and a similar financial report of all unconsolidated subsidiaries, if any,


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     all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows for the Company and its subsidiaries, if any and similar financial reports of all unconsolidated subsidiaries, if any as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (k) During the period referred to in paragraph (j), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries, if any, as you may reasonably request.

          (l) To pay all costs, expenses, fees (but not the legal fees and disbursements of counsel for the Underwriters except as specifically set forth herein) and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (f), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (f), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and provinces of Canada (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering of the Shares, (vi) the supplemental listing of the Shares on the New York Stock Exchange ("NYSE") and (vii) furnishing such copies of the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

          (m) To use its best efforts to maintain the listing of such Common Stock on the NYSE for a period of five years after the effective date of the Registration Statement.

          (n) To use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.



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          (o) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds".

          (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.


     6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

          (a) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under


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     the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Company and each of its subsidiaries are corporations that have been duly organized, are validly existing as corporations in good standing under the laws of the jurisdiction of incorporation of each such corporation and has the corporate power and authority to acquire and own its properties and the properties proposed to be invested in by the Company and its subsidiaries and to lease such properties to others and to conduct their business, all as described in the Prospectus, and, with respect to the Company, to enter into and perform its obligations under this Agreement, and each such corporation is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (f) On the date of this Agreement, the Company has no subsidiaries other than HR of Texas, Inc., a Maryland corporation, HRT of Alabama, Inc., an Alabama corporation, HRT of Tennessee, Inc., a Tennessee corporation, HRT of Virginia, Inc., a Virginia corporation, HRT of Arkansas, Inc., an Arkansas corporation, Healthcare Realty Management Incorporated, an Alabama corporation, HRT of Florida, Inc., a Florida corporation and HRT of Roanoke, Inc., a Virginia corporation, and the Company owns all of the outstanding capital stock of each such subsidiary. The company also owns approximately 99% of the value of the capital stock of Durham Medical Office Building, Inc., a Texas corporation, HR Capital, Inc., a Texas corporation, HR Assets, Inc., a Texas corporation and HR Funding, Inc., a Texas corporation. All of the shares of capital stock of, or other ownership interests in, each such subsidiary owned by the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (g) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in, or incorporated by reference into, the Prospectus.

          (i) Neither the Company nor any of its subsidiaries is in violation of its respective articles of incorporation or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of



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     indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

          (j) The Company or one of its subsidiaries, as applicable, has good and indefeasible title in fee simple to the properties listed under the caption "Properties" in the Prospectus (the "Properties"), free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects ("Property Encumbrances"), except for: (x) the Leases (as defined in the Prospectus), (y) any other Property Encumbrances that would not, individually or in the aggregate, have a material adverse effect on such Property. All Property Encumbrances on or affecting the Properties which are required to be disclosed or incorporated by reference in the Prospectus are disclosed or incorporated by reference therein.

          (k) Each of the Leases pertaining to the Properties has been duly authorized by the Company and its subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of its subsidiaries, as applicable, enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and is subject to general principals of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (l) To the best knowledge of the Company, no lessee of any portion of any of the Properties is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (m) The execution, delivery and performance, compliance with all the provisions of, and the consummation of all the transactions contemplated by this Agreement will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states), except where the failure to obtain such consent, approval, authorization or other order would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws of the Company or any of its subsidiaries or any material agreement, indenture or other instrument to which such person is a party or by which such person or its property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to such person or its properties. The foregoing representation, to the extent it relates to any person other than the Company and its subsidiaries, is made to the best knowledge of the Company.



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          (n) Except as otherwise set forth or incorporated by reference in the
     Prospectus, there are no material legal or governmental proceedings pending to which the Company or any seller or sublessee of any Property or portion thereof is a party or of which any of the Company's or any of its subsidiaries' property or, to the best knowledge of the Company, any Property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. Neither the Company nor any of its subsidiaries has, and, to the best of the Company's knowledge, any seller or sublessee of any Property, or portion thereof or any previous owner thereof has, received from any governmental authority notice of any material violation of any municipal, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the healthcare industry and including Environmental Laws, as defined in paragraph (o) below) concerning the Properties, or any part thereof which has not heretofore been cured, and neither the Company nor any of its subsidiaries and, to the best of the Company's knowledge, each such other person, does not know of any such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any Environmental Laws, which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any seller or sublessee of any Property, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties, or any part thereof and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or any of the Properties. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described, filed or incorporated by reference as required.

          (o) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any seller or sublessee of any Property or portion thereof has violated any foreign, federal, state or local law or regulation relating to human health or safety or the environment or Hazardous Materials (as defined in paragraph (p) below) ("Environmental Laws") in connection with any Property, nor has the Company nor any of its subsidiaries violated any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in any case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (p) Except as otherwise set forth or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any seller or sublessee of any Property or portion thereof has knowledge of (i) the presence of any hazardous or toxic substances or wastes, pollutants or contaminants ("Hazardous Materials") at, on or under any of the Properties or (ii) any spills, releases, discharges or disposal of Hazardous Materials at, on or under or occurring in connection


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     with any of the Properties, other than those that would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (q) The Company and each of its subsidiaries and, to the best of the Company's knowledge, each of the Lessees or sublessees of any Property or portion thereof has such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any Environmental Laws, as are necessary in the case of each such party, as the case may be, to acquire and own, lease or sublease, lease to others and conduct its business, all as described or incorporated by reference in the Prospectus, except where the failure to obtain such permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or such Property; each of the Company and each of its subsidiaries and, to the best of the Company's knowledge, of the Lessees or sublessees of any Property or portion thereof has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit; and, except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole. Each of the Properties and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations in all material respects, except where such failure does not materially impair the value of the applicable Property and will not result in a forfeiture or reversion of title.

          (r) The Company and each of its subsidiaries maintains reasonably adequate insurance for companies of its type, given the nature of its business.

          (s) Ernst & Young LLP are independent public accountants with respect to the Company and its consolidated subsidiaries as required by the Act.

          (t) The financial statements, together with related schedules and notes forming part of or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated or incorporated by reference in the Registration Statement at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such amounts. The other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

          (u) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (v) The Company meets the requirements for qualification and taxation as a REIT under the Code.

          (w) Except as disclosed or incorporated by reference in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company, except for warrants to purchase 188,712 shares of Common Stock issued by the Company in 1993 in connection with the purchase of certain real property.

          (x) If the Company consummates its pending acquisition of the ancillary hospital facility in Fountain Valley, California, such acquisition will not cause any of the Representations or Warranties contained in this Agreement to be inaccurate, assuming such acquisition was consummated as of the date hereof.

          (y) The Company has not (i) taken, directly or indirectly, any action, in violation of any securities law, designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased or paid anyone, in violation of any securities law, any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person, in violation of any securities law, any compensation for soliciting another to purchase any other securities of the Company.

     7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any Canadian Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or the Canadian Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each

Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus or the Canadian Offering Memorandum. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus, any preliminary prospectus or the Canadian Offering Memorandum and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing under the Act, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c)(i) Since the date of the audited balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company;
     (ii) since the date of the audited balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or incorporated by reference in the Registration Statement and Prospectus; (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company other than those reflected or incorporated by reference in the Registration Statement and the Prospectus; (iv) since the date of the audited balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, none of the Properties or the Lessees shall have sustained any material loss or interference with its business or property from fire, flood, hurricane, tornado, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (v) on the Closing Date you shall have received a certificate dated the Closing Date, signed by David R. Emery and Timothy G. Wallace, in their respective capacities as the Chairman, President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs

     (a), (b), and (c) of this Section 8, provided, that, with respect to matters covered in the certificate concerning any Lessee, such confirmation shall be made to the knowledge of the person signing the certificate.

          (d) You shall have received on the Closing Date opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, special securities counsel for the Company (as to clauses ii, iii, vi, vii, viii, ix (but only with respect to the statements under the caption "Description of Common Stock"), x, xi, (insofar as it covers this Agreement), xii, xiv, xv, xvi, xvii, and the paragraph immediately following clause xvii)), Baker, Donelson, Bearman & Caldwell, P.C., special counsel to the Company as to certain matters of real estate law (as set forth in clauses xi, xii, (except for the reference to the Company in lines 3-4 of such clause), xiii and the paragraph immediately following xvii) and Brown & Wood, LLP, special counsel for the Company as to certain matters of Maryland law (as set forth in clauses i, iv, v and ix (insofar as it covers Item 15 of Part II of the Registration Statement), to the effect that:

               (i) each of the Company and its subsidiaries is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease to others the Properties and to conduct its business, all as described or incorporated by reference in the Prospectus, and to enter into and perform its obligations under this Agreement;

               (ii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) on the date hereof, the Company has no subsidiaries other than HR of Texas, Inc., a Maryland corporation, HRT of Alabama, Inc., an Alabama corporation, HRT of Tennessee, Inc., a Tennessee corporation, HRT of Virginia, Inc., a Virginia corporation, HRT of Arkansas, Inc., an Arkansas corporation, Healthcare Realty Management Incorporated, an Alabama corporation, HRT of Florida, Inc., a Florida corporation and HRT of Roanoke, Inc., a Virginia corporation, and the Company owns all of the outstanding capital stock of each such subsidiary. The Company also owns approximately 99% of the value of the capital stock of Durham Medical Office Building, Inc., a Texas corporation, HR Capital, Inc., a Texas corporation, HR Assets, Inc., a Texas corporation and HR Funding, Inc., a Texas corporation. All of the shares of capital stock of, or other ownership interests in, each such subsidiary owned by the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

               (iv) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

               (v) the Shares have been duly authorized, and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

               (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and is subject to general principals of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (vii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained or incorporated by reference in the Prospectus;

               (viii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

               (ix) the statements in the Prospectus under the captions "Description of Common Stock", "Plan of Distribution" and "Underwriting" and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

               (x) to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its respective articles of incorporation or bylaws, and neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

               (xi) the execution, delivery and performance of this Agreement by the Company, compliance by the Company and its subsidiaries, as applicable, with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws or by the National Association of Securities Dealers, Inc.), except where failure to obtain such consent, approval, authorization or other order would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles of Incorporation or by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or its properties which is known to such counsel;

               (xii) such counsel does not know of (A) any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any Property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or incorporated by reference, (B) any notice received by the Company or any of its subsidiaries from any governmental authority of any violation of any municipal, state or federal law, rule or regulation concerning any Property or of any such violation which would have a material adverse effect on the Company and its subsidiaries, taken as a whole, (C) any notice received by the Company or any of its subsidiaries thereof from any governmental authority of any condemnation of or zoning change affecting any Property or of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (D) any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described, filed or incorporated by reference as required;

               (xiii) the Company and each of its subsidiaries has such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own and lease to others the Properties and to conduct its business, all as described or incorporated by reference in the Prospectus; to the best of such counsel's knowledge, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth or incorporated by reference in the Prospectus; and, except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole; each of the Properties, and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations in all material respects and, except where such failure does not materially impair the value of the applicable Property and will not result in a forfeiture or reversion of title.

               (xiv) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (xv) to the best of such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company except as disclosed or incorporated by reference in the Prospectus and except for warrants to purchase 188,712 shares of Common Stock issued by the Company in 1993 in connection with the purchase of certain real property.

               (xvi) each document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements included therein as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act; and

               (xvii) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial and statistical information as to which no opinion need be expressed) comply as to form in all material respects with the Act.

          Such opinions also will include a statement that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus. Such counsel participated in the preparation of the Registration Statement and the Prospectus, however, during the course of which, among other things, such counsel examined various documents and other papers and participated in conferences with representatives of the Company, with representatives of the Company's independent public accountants, and with your representatives and your counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of the information that was developed in the course of such counsel's above-described participation, considered in light of such counsel's understanding of the applicable law and the experience such counsel has gained through such counsel's practice thereunder, such counsel shall also state that no fact has come to its attention that causes it to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein not misleading or that the Prospectus or any amendment thereto at the Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical information included in the Registration Statement or the Prospectus.

          (e) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Underwriters, as to the matters referred to in clauses (v), (vi), (viii), (ix) (but only with respect to the statements under the caption "Description of Common Stock", "Plan of Distribution" and "Underwriting") and (xvii) and in the paragraph immediately following clause (xvii) of the foregoing paragraph (d). In giving such opinion with respect to the matters covered by clause (xvii) and the paragraph immediately following clause (xvii), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     The opinions of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Brown & Wood LLP, Baker, Donelson, Bearman & Caldwell, P.C. and Davis Polk & Wardwell described in paragraphs (d) and (e) above shall be rendered to you at the request of the Company and shall so state therein. In addition, in rendering its opinion, Davis Polk & Wardwell may rely upon the opinion of Brown & Wood LLP as to all matters of Maryland law.

          (f) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Ernst & Young LLP on the date of this Agreement.

          (g) The Company shall have delivered to you the agreements specified in Section 2 hereof.

          (h) You shall have received on the Closing Date an opinion, dated as of the Closing Date, of Baker, Donelson, Bearman & Caldwell, P.C., special counsel to the Company regarding certain tax matters, confirming the statements made under the caption "Federal Income Tax Considerations" in the Prospectus, including Item 5 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, incorporated by reference therein, under the heading "Federal Income Tax and ERISA Considerations" and to the effect that the Company was and is organized in conformity with the requirements for qualification as a REIT and its method of operations as described in the Prospectus permits it to meet the requirements for qualification and taxation as a REIT.

          (i) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

     This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided, that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 400, Nashville, TN 37203,
Attention: President, and (b) if to any Underwriter or to you, to you, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The parties hereto agree, for purposes of Section 6(a), Section 7 and any other provision of this Agreement, that the only information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, the Canadian Offering Memorandum or any amendment or supplements thereto is, with respect to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), A.G. Edwards & Sons, Inc. ("A.G. Edwards"), Equitable Securities Corporation ("Equitable"), Lehman Brothers Inc. ("Lehman") and Smith Barney Inc. ("Smith Barney"), the statements in the Prospectus, insofar as they relate to DLJSC, A.G. Edwards, Equitable, Lehman, or, Smith Barney, as the case may be,
(i) in the legends relating to stabilization, on the inside front cover, (ii) listing the names of each Underwriter and the number of shares to be purchased by each, under the caption "Underwriting", and (iii) in the first and second sentences of the third paragraph, under the caption "Underwriting".

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                        Very truly yours,

                                        HEALTHCARE REALTY TRUST
                                          INCORPORATED


                                        By /s/ David R. Emery
                                           -----------------------------
                                              Name:  David R. Emery
                                              Title: President




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
EQUITABLE SECURITIES CORPORATION
LEHMAN BROTHERS, INC.
SMITH BARNEY INC.


Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

   By /s/ Darryl W. Copeland Jr.
      ---------------------------------------
          Name:   Darryl W. Copeland Jr.
          Title:  Senior Vice President

                                   SCHEDULE I


                                                                    Number of
                                                                  Firm Shares
      Underwriters                                            to be Purchased
                                                              ---------------
Donaldson, Lufkin & Jenrette
  Securities Corporation..............................................750,000
A.G. Edwards & Sons, Inc..............................................750,000
Equitable Securities Corporation......................................750,000
Lehman Brothers Inc...................................................750,000
Smith Barney Inc......................................................750,000
Alex. Brown & Sons Incorporated.......................................100,000
Credit Suisse First Boston Corporation................................100,000
Dean Witter Reynolds Inc..............................................100,000
Merrill Lynch, Pierce, Fenner & Smith, Inc. ..........................100,000
NatWest Securities Limited............................................100,000
Arnhold and S. Bleichroeder, Inc.......................................50,000
J.C. Bradford & Co.....................................................50,000
Legg Mason Wood Walker, Incorporated...................................50,000
Morgan Keegan & Company, Inc...........................................50,000
Pennsylvania Merchant Group Ltd........................................50,000
                                                                    ---------
                   Total............................................4,500,000
                                                                    =========